Exhibit 99.1

PagerDuty Appoints John DiLullo as Chief Executive Officer

Jennifer Tejada Transitions to Executive Chair of Board of Directors After Serving as CEO Since 2016

John DiLullo Brings Deep Enterprise, Product and Go-to-Market Leadership Experience
to Lead Next Phase of Growth

Company Reaffirms First Quarter and Full Fiscal Year 2027 Guidance

SAN FRANCISCO – May 11, 2026 – PagerDuty (NYSE: PD), the leader in AI-first operations management, today announced that John DiLullo has been appointed Chief Executive Officer, effective May 11, 2026. DiLullo succeeds Jennifer Tejada, who has served as CEO since 2016 and has transitioned to Executive Chair of the Board of Directors. DiLullo’s appointment follows a thoughtful and deliberate succession planning process, led by Tejada and the Board. Tejada will work closely with DiLullo to support a seamless leadership transition and continued execution of the Company’s long-term strategy.

DiLullo is a seasoned executive with more than 25 years of experience leading enterprise software, cloud and cybersecurity companies through periods of transformation and growth. He has a strong track record of driving operational discipline, scaling innovation, including AI-driven automation, and delivering profitable growth at critical inflection points. Most recently, he served as CEO of Deepwatch, where he led a comprehensive operational transformation and repositioned the business for sustainable growth. Previously, he served as CEO of the NASDAQ-listed LiveVox, and earlier Lastline, a venture-backed private company, leading both to successful outcomes.

Over nearly a decade of leadership, Tejada has overseen transformational growth including scaling PagerDuty more than tenfold, increasing revenue from under $50 million to nearly $500 million, and evolving PagerDuty from a startup into a profitable, global category leader in AI-first operations management. Today, the Company serves more than 35,000 customers and acts as essential infrastructure for more than half of the Fortune 500 and two-thirds of the Fortune 100. In her time as CEO and Chair of the Board, Tejada has played a vital role in shaping the industry, establishing PagerDuty as a category leader while bringing enterprise resilience and digital operations maturity to the C-suite and the boardroom. During her tenure, Tejada oversaw multiple major milestones, including the Company’s IPO in 2019, international expansion across APAC, EMEA, Japan and the U.S. public sector, and the continued evolution of PagerDuty from a single cloud application to an enterprise-grade AI-first operations platform and leading ecosystem, establishing a strong foundation for long-term profitable growth.

“Leading PagerDuty over the past decade has been an extraordinary journey and the highlight of my career,” said Tejada. “I’ve been fortunate to work alongside an incredibly talented, innovative and dedicated team. Together with our customers, including many of the world’s most important and innovative companies, we’ve built a platform that’s now essential to the world’s mission-critical operations, establishing our global leadership position. With retention stabilizing, new customer and expansion business accelerating, continued operating margin expansion and momentum in our AI-first Operations Cloud platform, I am confident this is the right time for this transition, and that John is the right leader to guide PagerDuty through its next phase of growth. In my role as Executive Chair, I look forward to partnering with John, our leadership team and the Board to continue building on our strong momentum.”

“I am honored to join PagerDuty at such an exciting time in the Company’s journey,” said DiLullo. “I have long admired PagerDuty’s mission and critical role in digital operations as a customer and a partner and am excited by its growing strength in a world transformed by AI. I look forward to partnering closely with Jenn, the Board, the leadership team and our employees to further build on this momentum on a strong foundation, and lead the Company through its next phase of growth and innovation. We are entering a period where AI-enabled software development and increasingly complex digital environments will significantly expand the need for intelligent, real-time operations management. I believe PagerDuty sits at the center of this transformation and is exceptionally well positioned to capitalize on the opportunities ahead.”

“On behalf of the Board, I want to thank Jenn for her outstanding vision, leadership and commitment to PagerDuty and our customers,” said Zach Nelson, the Board’s Presiding Director. “She has led the transformation of PagerDuty from a small, private startup into a definitive global category leader while playing a key role in shaping the evolution of the technology industry overall, building a brand and culture centered on customer success, innovation, collaboration and resilience that has earned PagerDuty global recognition. As we celebrate these accomplishments, we are confident this leadership transition positions PagerDuty for success in its next chapter. Following a rigorous and thoughtful succession process, the Board is delighted to welcome John as our CEO. He stood out as a high-energy, experienced leader with a unique combination of technical expertise and go-to-market leadership and is exceptionally well-positioned to lead PagerDuty forward. I’ve enjoyed working with Jenn in my role as Presiding Director and look forward to our continued collaboration as she transitions to Executive Chair.”

Company Outlook

The Company also reaffirmed its outlook for the first quarter and full fiscal year 2027, previously provided on March 12, 2026. The Company expects first quarter total revenue of $118 million to $120 million, and full fiscal year total revenue of $488.5 million to $496.5 million. The Company expects Non-GAAP net income per diluted share of $0.23 - $0.25 for the first quarter (assuming approximately 83 million shares), and $1.23 - $1.28 for the full fiscal year (assuming approximately 81 million shares).
The Company expects to report its first quarter fiscal year 2027 results on May 28, 2026.

About John DiLullo

John DiLullo is a seasoned public-company leader with a track record of transforming enterprise software and cybersecurity businesses at critical inflection points. He is a growth-oriented technology executive with more than 25 years of experience leading enterprise software, cloud and cybersecurity companies through periods of transformation and growth. John most recently served as CEO of Deepwatch, where he led a comprehensive operational transformation, improving unit economics, scaling delivery through AI-driven automation and repositioning the company for sustainable, profitable growth. Prior to Deepwatch, John was CEO of the NASDAQ-traded company LiveVox, where he drove growth and profitability, culminating in the company’s acquisition by NICE Ltd. Earlier, John served as CEO of Lastline, an AI-based threat detection company acquired by VMware. He has also held senior leadership roles with Cisco Systems, Aruba Networks, Forcepoint and Avaya. John holds two U.S. patents and was a National Science Foundation Fellow at Stanford University. He earned a B.S. in Electrical Engineering from Villanova University.

About PagerDuty

PagerDuty, Inc. (NYSE: PD) is the global leader in AI-first operations management serving more than 35,000 organizations worldwide. The PagerDuty Operations Cloud is a comprehensive, multi-product operations cloud platform that sits at the center of the enterprise technology stack. The platform is a system of intelligence and action, ingesting signals from over 700 integrations, to orchestrate the right response across people, machines and software. Trusted by nearly half of the Fortune 500, half of the Forbes AI 50, and approximately two-thirds of the Fortune 100, PagerDuty is essential to delivering always-on digital experiences for modern businesses. Learn more and try it for free at www.pagerduty.com.

The PagerDuty Operations Cloud

The PagerDuty Operations Cloud is an AI-first platform that automates and orchestrates the entire incident management lifecycle—from detection to resolution, providing resilience at scale. Designed for mission-critical operations, the platform empowers teams to identify and diagnose disruptions in real time, mobilizing the right teams to quickly streamline workflows to solve digital issues before they become incidents. The PagerDuty Operations Cloud is essential for delivering flawless, always-on digital experiences that organizations and consumers expect today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial and operational performance and outlook, and strategies, objectives, opportunity, expectations and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2026. Additional information will be made available in our other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to maintain or increase profitability; changes in our senior management; our ability to sustain or increase growth and effectively manage changes in our business and industry; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our dependence on a majority of our revenue from a single product; our ability to compete effectively in an increasingly competitive market; the impact of seasonality on our business; our ability to adapt and respond effectively to rapidly developing technology; our ability to effectively develop and expand our marketing and sales capacities; our ability to enhance and improve our platform or develop new functionality or use cases; the effect of unfavorable conditions in our industry or the global economy, or reductions in information technology spending, on our business and results of operations; adverse consequences that could arise as a result of international trade policies, geopolitical developments, and macroeconomic conditions, including tariffs, sanctions, trade barriers and global instability; the accuracy of our estimates of market opportunity and forecasts of market growth; our assumptions and limitations to which annual recurring revenue and certain other operational data are subject that may cause such metrics to not provide an accurate indication of actual performance or future results; adverse consequences that could result from any compromise of our information technology systems or those of third parties with whom we work or our data; adverse consequences that could result from any interruptions or delays in performance of our service; and our ability to maintain the compatibility of our platform with third party applications that our customers use in their businesses.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Paul Underwood
investor@pagerduty.com

Media Contact:

Debbie O'Brien
media@pagerduty.com